Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements (Numbers 333-132016, 333-105336, 333-99481, 333-99353, 333-86164 and 333-77573 on Form S-8, Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4) of TD AMERITRADE Holding Corporation of our report dated September 12, 2006 relating to the financial statements of TD Waterhouse Group, Inc., which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP
New York, New York
September 19, 2006